                                                                     EXHIBIT 2.2







                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 PROXICOM, INC.,

                           PROXICOM ACQUISITION CORP.,

                               SQUARE EARTH, INC.,

                                       AND

                     THE STOCKHOLDERS OF SQUARE EARTH, INC.











                          DATED AS OF JANUARY 30, 1998

                                TABLE OF CONTENTS




                                                                                   PAGE
                                                                                   ----
     AGREEMENT AND PLAN OF MERGER..................................................1
ARTICLE I  THE MERGER..............................................................2
     SECTION 1.1. The Merger.......................................................2
     SECTION 1.2. Effective Time...................................................2
     SECTION 1.3. Effect of the Merger.............................................2
     SECTION 1.4. Certificate of Incorporation; Bylaws.............................2
     SECTION 1.5. Directors and Officers...........................................3
     SECTION 1.6. Closing..........................................................3
     SECTION 1.7. Subsequent Actions...............................................3
     SECTION 1.8. Tax and Accounting Treatment of the Merger.......................3
ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.....................4
     SECTION 2.1. Conversion of Securities.........................................4
     SECTION 2.2. Escrowed Merger Stock; Stockholders' Representative..............5
     SECTION 2.3. Exchange of Certificates.........................................5
     SECTION 2.4. Stock Transfer Books.............................................6
     SECTION 2.5. Transferability of Acquiror Common Stock.........................6
     SECTION 2.6. Legend; Subsequent Transfer......................................6
     SECTION 2.7. Conversion of Company Stock Options..............................7
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS....7
     SECTION 3.1. Organization and Qualification...................................7
     SECTION 3.2. Subsidiaries.....................................................8
     SECTION 3.3. Certificate of Incorporation and Bylaws..........................8
     SECTION 3.4. Capitalization...................................................8
     SECTION 3.5. Authority........................................................9
     SECTION 3.6. No Conflict; Required Filings and Consents.......................9
     SECTION 3.7. Company Financial Statements; No Liabilities.....................10
     SECTION 3.8. Accounts Receivable..............................................10
     SECTION 3.9. Absence of Certain Changes or Events.............................10
     SECTION 3.10. Assets..........................................................11
     SECTION 3.11. Leases..........................................................11
     SECTION 3.12. Contracts.......................................................11
     SECTION 3.13. Real Property...................................................12
     SECTION 3.14 Intellectual Property............................................13
     SECTION 3.15. Environmental Matters...........................................14
     SECTION 3.16 Absence of Litigation............................................15


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
                                                                                   PAGE
                                                                                   ----
     SECTION 3.17 Pooling of Interests.............................................15
     SECTION 3.18. Books and Records...............................................15
     SECTION 3.19. Taxes and Assessments...........................................16
     SECTION 3.20. Employment Matters..............................................16
     SECTION 3.21. Employee Benefit Plans..........................................17
     SECTION 3.22. Transactions with Related Parties...............................18
     SECTION 3.23. Insurance.......................................................19
     SECTION 3.24. Brokers.........................................................19
     SECTION 3.25. Minute Books....................................................19
     SECTION 3.26. Disclosure......................................................19
     SECTION 3.27. Permits.........................................................20
     SECTION 3.28. Reorganization Treatment........................................20
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.....................20
     SECTION 4.1. Authority and Capacity...........................................20
     SECTION 4.2. Absence of Violation.............................................20
     SECTION 4.3. Restrictions and Consents........................................21
     SECTION 4.4. Title to Capital Stock...........................................21
     SECTION 4.5. Non-Registration of Securities; Purchase for Investment Only.....21
     SECTION 4.6. Ability of Stockholder to Evaluate Investment and Bear
            Economic Risk..........................................................22
     SECTION 4.7. Waiver of Dissenter's Rights.....................................22
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ACQUIROR..............................22
     SECTION 5.1. Organization and Qualification...................................22
     SECTION 5.2. Certificate of Incorporation and Bylaws..........................23
     SECTION 5.3. Capitalization...................................................23
     SECTION 5.4. Authority........................................................23
     SECTION 5.5. No Conflict; Required Filings and Consents.......................24
     SECTION 5.6. Acquiror Financial Statements; No Liabilities....................24
     SECTION 5.7. Absence of Certain Changes or Events.............................25
     SECTION 5.8. Absence of Litigation............................................25
     SECTION 5.9. Taxes and Assessments............................................26
     SECTION 5.10. Permits.........................................................26
     SECTION 5.11. Labor...........................................................26
     SECTION 5.12. Brokers.........................................................26
     SECTION 5.13. Disclosure......................................................27
     SECTION 5.14. Reorganization Treatment........................................27
ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF MERGER SUB...........................27


                                     - ii -
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
                                                                                   PAGE
                                                                                   ----
     SECTION 6.1. Organization and Qualification...................................27
     SECTION 6.2. Certificate of Incorporation and Bylaws..........................27
     SECTION 6.3. Authority........................................................28
     SECTION 6.4. No Conflict; Required Filings and Consents.......................28
ARTICLE VII COVENANTS..............................................................29
     SECTION 7.1. Affirmative Covenants of the Company.............................29
     SECTION 7.2. Negative Covenants of the Company................................29
     SECTION 7.3. Negative Covenants of the Stockholders...........................31
ARTICLE VIII  ADDITIONAL AGREEMENTS................................................31
     SECTION 8.1. Consents and Approvals; Filings and Notices......................31
     SECTION 8.2. Access to Information............................................31
     SECTION 8.3. Confidentiality..................................................32
     SECTION 8.4. Further Action; Reasonable Best Efforts..........................32
     SECTION 8.5. Public Announcements.............................................32
     SECTION 8.6. No Solicitation..................................................32
     SECTION 8.7. Employees........................................................33
     SECTION 8.8. Pooling Accounting...............................................33
     SECTION 8.9. Acquiror Financial Statements and Other Information..............33
     SECTION 8.10. Stockholders' Covenant Not To Compete...........................33
ARTICLE IX  CLOSING CONDITIONS.....................................................35
     SECTION 9.1. Conditions to Obligations of the Parties.........................35
     SECTION 9.2. Additional Conditions to Obligations of Acquiror.................35
     SECTION 9.3. Additional Conditions to Obligations of the Company and the
            Stockholders...........................................................37
     SECTION 9.4. Waiver...........................................................37
ARTICLE X  TERMINATION, AMENDMENT AND WAIVER.......................................38
     SECTION 10.1. Termination.....................................................38
     SECTION 10.2. Effect of Termination...........................................39
     SECTION 10.3. Amendment.......................................................39
     SECTION 10.4. Waiver..........................................................39
ARTICLE XI  SURVIVAL OF REPRESENTATIONS; ESCROW ARRANGEMENTS; REMEDIES.............39
     SECTION 11.1. Survival of Representations.....................................39
     SECTION 11.2. Indemnification by the Stockholders; Escrow Arrangements........40
     SECTION 11.3. Indemnification by Acquiror.....................................40
     SECTION 11.4. Third Party Claims..............................................41
     SECTION 11.5. Remedies Cumulative.............................................42
ARTICLE XII  GENERAL PROVISIONS....................................................43
     SECTION 12.1. Notices.........................................................43


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
                                                                                   PAGE
                                                                                   ----
     SECTION 12.2. Certain Definitions.............................................44
     SECTION 12.3. Headings........................................................46
     SECTION 12.4. Severability....................................................46
     SECTION 12.5. Entire Agreement................................................46
     SECTION 12.6. Specific Performance............................................47
     SECTION 12.7. Assignment......................................................47
     SECTION 12.8. Third Party Beneficiaries.......................................47
     SECTION 12.9. Governing Law...................................................47
     SECTION 12.10. Counterparts...................................................48
     SECTION 12.11. Fees and Expenses..............................................48

                                    SCHEDULES
                                    ---------
Schedule 3.4                    Beneficial and Record Ownership of Shares of the Company
Schedule 3.6                    Company Required Consents
Schedule 3.10                   Encumbrances
Schedule 3.11                   Leases
Schedule 3.12                   Contracts
Schedule 3.13                   Real Property
Schedule 3.14                   Intellectual Property
Schedule 3.15                   Environmental Matters
Schedule 3.16                   Company's Litigation
Schedule 3.20                   Employment Matters
Schedule 3.21                   Employee Benefit Plans
Schedule 3.22                   Transactions with Related Parties
Schedule 3.23                   Insurance
Schedule 5.3                    Capitalization
Schedule 5.9                    Acquiror Tax Matters


                                    EXHIBITS
                                    --------
Exhibit A                    Form of Escrow Agreement
Exhibit B                    Form of Legal Opinion of Pitney, Hardin, Kipp & Szuch
Exhibit C-1                  Form of Legal Opinion of Acquiror's General Counsel
Exhibit C-2                  Form of Legal Opinion of Hogan & Hartson L.L.P.

The Exhibits and Schedules to this Agreement and Plan of Merger are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.

                             Index of Defined Terms


                                                               Section
                                                               -------
Acquiror....................................................   PREAMBLE
Acquiror Audited Financial Statements.......................   5.6
Acquiror Common Stock.......................................   PREAMBLE
Acquiror Financial Statements...............................   5.6
Acquiror Indemnified Persons................................   11.2
Acquiror Material Adverse Effect............................   12.2(a)
Acquiror Unaudited Financial Statements.....................   5.6
Affiliate Agreement.........................................   PREAMBLE
affiliate and/or Affiliate..................................   PREAMBLE, 12.2(b)
Agreement ..................................................   PREAMBLE
Assets......................................................   12.2(c)
Balance Sheet Date..........................................   3.7
benefit liabilities.........................................   3.21(c)
Benefit Plans...............................................   3.21(a)
business day................................................   12.2(d)
Certificate and/or Certificates.............................   2.1(a)
Certificate of Merger.......................................   1.2
Closing.....................................................   1.6
Closing Date................................................   1.6
Code........................................................   1.8
Commonly Controlled Entity..................................   3.21(a)
Company.....................................................   PREAMBLE
Company Balance Sheet.......................................   3.7
Company Common Stock........................................   2.1(a)
Company Confidential Information............................   3.14(g)
Company Financial Statements................................   3.7
Company Material Adverse Effect.............................   12.2(e)
Competitive Business........................................   8.10(a)
Contract Workers............................................   3.20(a)
Contracts...................................................   3.12(a)
control, controlled by, under common control with...........   12.2(f)
DGCL........................................................   PREAMBLE
Effective Time..............................................   1.2
employee benefit plans......................................   3.21(a)
employee pension benefit plan...............................   3.21(a)
Employment Agreements.......................................   PREAMBLE
Encumbrances................................................   12.2(g)
Environmental Laws..........................................   3.15(b)(i)
ERISA.......................................................   3.21(a)
ERISA Plan..................................................   3.21(a)

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

                                                                Section
                                                                -------
Escrow Agent................................................   PREAMBLE
Escrow Agreement............................................   PREAMBLE
Escrow Stock................................................   2.2(a)
Exchange Ratio..............................................   2.1(a)
Government Entity...........................................   12.2(h)
Hazardous Materials.........................................   3.15(b)(ii)
Indemnified Party...........................................   11.4(a)
Indemnifying Party..........................................   11.4(a)
Intellectual Property.......................................   3.14(a)
Laws........................................................   12.2(i)
Legend......................................................   2.6
Letter of Intent............................................   8.3
Losses......................................................   12.2(j)
Merger......................................................   1.1
Merger Stock................................................   2.1(a)
Merger Sub..................................................   PREAMBLE
Multiemployer Plan..........................................   3.21(d)
New Option..................................................   2.7
Noncompete Period...........................................   8.10(a)
Nondisclosure Agreement.....................................   8.3
person......................................................   12.2(k)
plan of reorganization......................................   1.8
qualified...................................................   3.21(b)
Real Property  .............................................   3.13
Related Agreements..........................................   PREAMBLE
Securities Act..............................................   2.5
Stock Option................................................   2.7
Stockholders................................................   PREAMBLE
Stockholders' Representative................................   2.2(b)
Subsidiary..................................................   12.2(l)
Surviving Corporation.......................................   1.1
Taxes.......................................................   12.2(m)
Third Party Claim...........................................   12.2(n)
Third Party Intellectual Property Rights....................   3.14(b)
unfunded current liability..................................   3.21(c)



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






                          AGREEMENT AND PLAN OF MERGER


               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 30th day of January, 1998, by and among PROXICOM, INC., a Delaware corporation ("Acquiror"), PROXICOM ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), SQUARE EARTH, INC., a Delaware corporation (the "Company"), and the undersigned stockholders of the Company (the "Stockholders").

               WHEREAS, the Boards of Directors of each of Acquiror, Merger Sub and the Company have determined that it is in the best interests of their respective companies and stockholders that Merger Sub merge with and into the Company, pursuant to and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law (the "DGCL");

               WHEREAS, concurrently with the execution of this Agreement and as an inducement to Acquiror and Merger Sub to enter into this Agreement, the Stockholders have entered into employment agreements with Acquiror (the "Employment Agreements"), the effectiveness of which is conditioned upon consummation of the Merger;

               WHEREAS, in connection with the transactions contemplated by this Agreement and as a condition to consummation of the Merger, at Closing, the Company, the Stockholders and the Stockholders' Representative (as defined in Section 2.2(b)) shall enter into an escrow agreement with Acquiror, Merger Sub and Crestar Bank (the "Escrow Agent"), in the form attached hereto as Exhibit A (the "Escrow Agreement" and together with the Employment Agreements, the "Related Agreements"), pursuant to which a certain percentage of the shares of common stock, par value $.01 per share, of Acquiror (the "Acquiror Common Stock"), to be issued as consideration in the Merger will be retained in escrow; and

               WHEREAS, as a material inducement for Acquiror to enter into this Agreement and to consummate the Merger, each of the "affiliates" of the Company (as such term is used in SEC Accounting Series Release Number 130 and Release Number 135 and Rule 145 under the Securities Act) has executed and delivered a written agreement (the "Affiliate Agreement") which, among other things, contains a representation by each affiliate that such affiliate will not offer to sell, sell or otherwise dispose of any of the shares of Acquiror Common Stock issued to such affiliate in connection with the Merger, except in accordance with the terms of the Affiliate Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER


        SECTION 1.1.  THE MERGER.

               Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") as a wholly-owned subsidiary of Acquiror. The name of the Company shall continue as the name of the Surviving Corporation.


        SECTION 1.2.  EFFECTIVE TIME.

               At the Closing (as defined in Section 1.6), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of the DGCL and in such form as approved by the Company and Acquiror prior to such filing (the date and time of the filing of the Certificate of Merger or such subsequent date or time specified therein being the "Effective Time").


        SECTION 1.3.  EFFECT OF THE MERGER.

               At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.


        SECTION 1.4.  CERTIFICATE OF INCORPORATION; BYLAWS.

               At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall be the certificate of incorporation of the Surviving Corporation, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

        SECTION 1.5.  DIRECTORS AND OFFICERS.

               The directors of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation; and the officers of Merger Sub shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


        SECTION 1.6.  CLOSING.

               Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article IX hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, unless another date or place is agreed to by the parties hereto.


        SECTION 1.7.  SUBSEQUENT ACTIONS.

               If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or Assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or Assets in the Surviving Corporation or otherwise to carry out this Agreement.


        SECTION 1.8.  TAX AND ACCOUNTING TREATMENT OF THE MERGER.

               It is intended by the parties hereto that the Merger shall (a) constitute a reorganization of Merger Sub and the Company within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and
(b) qualify for accounting treatment as a pooling of interests. The parties hereby adopt this Agreement as a "plan of reorganization" of Merger Sub and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES


        SECTION 2.1.  CONVERSION OF SECURITIES.

               At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

               (a) Outstanding Company Common Stock. Subject to the provisions hereof, each share of common stock, par value $.01 per share of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.445833 share of Acquiror Common Stock (the "Exchange Ratio") (The shares of Acquiror Common Stock issuable pursuant to this Section 2.1(a) are referred to herein as the "Merger Stock"). All such shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (a "Certificate") previously evidencing such shares shall thereafter represent only the right to receive the Acquiror Common Stock. The Stockholders shall cease to have any rights with respect to such shares of Company Common Stock.

               (b) Treasury Stock. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no Acquiror Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

               (c) Merger Sub Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

               (d) No Fractional Shares. No fraction of a share of Acquiror Common Stock shall be issued in connection with the Merger. In lieu of any such fractional share, the holder of the Company Common Stock that would be entitled to a fractional share shall have the right to receive an amount in cash, without interest, equal to the product of such fractional share multiplied by $4.77.

        SECTION 2.2.     ESCROWED MERGER STOCK; STOCKHOLDERS'
                         REPRESENTATIVE.

               (a) When making the issuances of the Merger Stock required by
Section 2.1(a) above, Acquiror shall withhold and retain in escrow from the Stockholders ten percent (10%) of the aggregate number of shares of Acquiror Common Stock issuable pursuant to Section 2.1(a) (as adjusted pursuant to Section 2.1(d)) (the "Escrow Stock"). The Escrow Stock will be placed in escrow pursuant to the Escrow Agreement as security for the performance of the indemnity obligations of the Company and the Stockholders under Section 11.2 of this Agreement. The Escrow Stock shall be registered in the name of the Stockholders and the certificates therefor shall contain a legend indicating that the Escrow Stock is being held in escrow pursuant to the Escrow Agreement. The Escrow Stock shall be released to the Stockholders or Acquiror, as the case may be, only in accordance with the terms of the Escrow Agreement.

               (b) Each Stockholder hereby appoints Bradley Galle as attorney-in-fact with full power and authority to act for and on behalf of any or all of the Stockholders (with full power of substitution in the premises), in connection with the indemnity provisions of Section 11.2 as they relate to the Stockholders generally and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby including, without limitation, (i) to review all claims for indemnification asserted by an Acquiror Indemnified Person, and, to the extent deemed appropriate, dispute, question the accuracy of, compromise, settle or otherwise resolve any and all such claims,
(ii) to compromise on their behalf with Acquiror any claims asserted thereunder,
(iii) to authorize payments to be made with respect to any such claims for indemnification, (iv) to execute and deliver on behalf of the Stockholders any document or agreement contemplated by or necessary or desirable in connection with this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby, and (v) to take such further actions including coordinating and administering post-closing matters related to the rights and obligations of the Stockholders as are authorized in this Agreement (the above named representative, as well as any subsequent representative of the Stockholders appointed by the Stockholders being referred to herein as the "Stockholders' Representative"). Acquiror and Merger Sub shall be entitled to rely on such appointment and treat such Stockholders' Representative as the duly appointed attorney-in-fact of each Stockholder.


        SECTION 2.3.  EXCHANGE OF CERTIFICATES.

               At the Closing, each Stockholder shall deliver to Acquiror for cancellation, such Stockholder's Certificate(s) representing his shares of Company Common Stock held immediately prior to the Effective Time, duly endorsed in blank or with duly executed stock powers attached. In exchange for the Certificates, promptly following the Effective Time, Acquiror shall deliver to each Stockholder (i) a stock certificate representing the aggregate number of whole shares of Merger Stock issuable pursuant to Section 2.1(a) (less shares of Escrow Stock to be deposited in escrow pursuant to Section 2.2(a)), which shares of Merger Stock shall be deemed to have been issued at the Effective Time and
(ii) sufficient cash to pay the amounts contemplated by Section 2.1(d).


        SECTION 2.4.  STOCK TRANSFER BOOKS.

               At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company.


        SECTION 2.5.  TRANSFERABILITY OF ACQUIROR COMMON STOCK.

               The shares of Acquiror Common Stock to be issued and delivered to the Stockholders in the Merger in accordance with the provisions of Section 2.1 hereof will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state as of the Effective Time. Accordingly, such shares of Acquiror Common Stock will not be transferable except upon compliance with the Securities Act, any state securities laws, the rules, regulations and other administrative regulations promulgated under the Securities Act and any state securities laws and shall bear appropriate legends to this effect as set forth in Section 2.6 below. In addition, where applicable, the legend shall provide notice as to the restrictions on transfer pursuant to the Affiliate Agreement.


        SECTION 2.6.  LEGEND; SUBSEQUENT TRANSFER.

               Each certificate representing Acquiror Common Stock issued to the Stockholders hereunder shall be stamped or otherwise imprinted with a legend (the "Legend") in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH

        LAWS UPON RECEIPT BY PROXICOM, INC. ("ACQUIROR") OF A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ACQUIROR THAT SUCH REGISTRATION IS NOT REQUIRED.

               Acquiror agrees to remove such Legend upon the earlier of the registration under the Securities Act of the Acquiror Common Stock received by the Stockholders or the expiration of any required holding period of Rule 144 under the Securities Act.


        SECTION 2.7.  CONVERSION OF COMPANY STOCK OPTIONS.

               As of the Effective Time, each outstanding unexpired and unexercised option to purchase shares of Company Common Stock described on
Schedule 3.4 hereto (each a "Stock Option"), shall automatically be converted into an option (each a "New Option") to purchase a number of whole shares of Acquiror Common Stock equal to the number of shares of Company Common Stock that could have been purchased (assuming full vesting) under such Stock Option multiplied by the Exchange Ratio, at a price per share of Acquiror Common Stock equal to the per-share option exercise price specified in such Stock Option divided by the Exchange Ratio. Nothing in this Section 2.7 shall affect the vesting schedule in effect for each Stock Option as of the date hereof, and each New Option shall have the same vesting schedule as in effect for the corresponding Stock Option as of the date hereof. In addition to the New Options, promptly after the Effective Time, Acquiror shall issue to certain holders of Stock Options such additional options to purchase shares of Acquiror Common Stock that, when added together with the New Options, shall equal options to acquire, in the aggregate, 67,738 shares of Acquiror Common Stock.


                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                                  STOCKHOLDERS

               The Company and the Stockholders jointly and severally represent and warrant to Acquiror and Merger Sub as follows:


        SECTION 3.1.  ORGANIZATION AND QUALIFICATION.

               The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has the requisite power and authority to own, lease and operate its business as it is now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. The Company is duly qualified to conduct its business, and is in good standing, in Delaware, New York and California and, to the knowledge of the Company, each other jurisdiction in which the ownership or leasing of its Assets or the nature of its activities in connection with the conduct of its business makes such qualification necessary.


        SECTION 3.2.  SUBSIDIARIES.

               The Company has no Subsidiaries and no equity interest or other investment in any person.


        SECTION 3.3.  CERTIFICATE OF INCORPORATION AND BYLAWS.

               The Company has heretofore delivered to Acquiror a complete and correct copy of each of the certificate of incorporation and bylaws of the Company, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.


        SECTION 3.4.  CAPITALIZATION.

               The authorized capital stock of the Company consists of one million five hundred thousand (1,500,000) shares of Company Common Stock, of which one million two hundred thousand (1,200,000) shares are issued and outstanding. All of the outstanding shares of capital stock of the Company are owned beneficially and of record by the Stockholders as set forth in Schedule 3.4, free and clear of all Encumbrances. Except as set forth in Schedule 3.4 there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
Schedule 3.4, no shares of capital stock of the Company have been reserved for any purpose.

        SECTION 3.5.  AUTHORITY.

               The Company has the necessary corporate power and authority to enter into this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


        SECTION 3.6.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) Except as set forth in Schedule 3.6 hereto, the execution and delivery of this Agreement and the Related Agreements by the Company do not, and the performance by the Company of its obligations under this Agreement and the Related Agreements will not, (i) conflict with or violate the certificate of incorporation, bylaws or other organizational document of the Company, (ii) conflict with or violate any Laws applicable to the Company or to its Assets, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound or to which any of its Assets is subject.

               (b) Except as set forth in Schedule 3.6 hereto, the Company's execution and delivery of this Agreement and the Related Agreements does not, and the Company's performance of this Agreement and the Related Agreements will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, administrative agency or commission, whether national or foreign, or Government Entity, except for the filing and recordation of appropriate merger documents as required by the DGCL.

        SECTION 3.7.  COMPANY FINANCIAL STATEMENTS; NO LIABILITIES.

               The Company has furnished to the Acquiror an unaudited balance sheet of the Company as at each of December 31, 1996, and December 31, 1997, and an unaudited statement of income and cash flow for each of the years ended December 31, 1996, and December 31, 1997 (the "Company Financial Statements"). The Company Financial Statements were prepared by management or based on information supplied by management of the Company, and are true and complete in all material respects and accurately reflect in all material respects the financial condition of the Company as at such dates and the results of its operations over such years. Except as reflected in the balance sheet of the Company (the "Company Balance Sheet") as at December 31, 1997 (the "Balance Sheet Date"), the Company has no material liabilities, contingent or absolute, matured or unmatured, except for liabilities incurred in the ordinary course of business since the Balance Sheet Date, none of which would have a Company Material Adverse Effect.


        SECTION 3.8.  ACCOUNTS RECEIVABLE.

               The accounts receivable of the Company shown on the Company Balance Sheet, or acquired by the Company after the Balance Sheet Date, have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company, except to the extent of the allowance for doubtful accounts shown on such balance sheets.


        SECTION 3.9.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

               Since the Balance Sheet Date, there has been no Company Material Adverse Effect. Since the Balance Sheet Date, the Company has conducted its business in the ordinary course, and the Company has not (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (c) incurred loss of, or significant injury to, any of their respective Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (d) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (e) mortgaged, pledged or subjected to any Encumbrance any of its Assets; (f) sold, exchanged, transferred or otherwise disposed of any of its Assets or canceled any debts or claims; (g) written down the value of any of its Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (h) entered into any transactions other than in the ordinary course of business; (i) made any change in any method of accounting or accounting practice; or (j) made any agreement to do any of the foregoing.


        SECTION 3.10. ASSETS.

               The Company is the sole and exclusive legal and equitable owner of and has good and marketable title to its Assets free and clear of all Encumbrances, except as set forth in Schedule 3.10. No person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Company's Assets. All of the personal property of the Company is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.


        SECTION 3.11. LEASES.

               Schedule 3.11 lists and describes all leases and other agreements under which the Company is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company is held, operated or managed by a third party and under which the Company is obligated to pay or is entitled to receive more than One Thousand Dollars ($1,000) per year. To the Company's knowledge, each such lease and other agreement grants the leasehold estate it purports to grant free and clear of all Encumbrances. To the Company's knowledge, (a) all necessary governmental approvals with respect thereto required to be obtained by the Company have been obtained, (b) all necessary filings or registrations therefor required to be made by the Company have been made, and (c) there have been no threatened cancellations thereof and no outstanding disputes thereunder. The Company has performed in all material respects all obligations thereunder required to be performed by the Company to date. To the knowledge of the Company, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.


        SECTION 3.12. CONTRACTS.

               (a) Schedule 3.12 sets forth a complete and correct list of all agreements, contracts and commitments (whether written or oral) to which the Company is a party or by which the Company or any of its Assets are bound (collectively, the "Contracts"), including, without limitation, the following types of contracts and agreements: (i) employment, severance, termination, consulting and retirement agreements; (ii) license agreements or distributor, dealer, manufacturer's representative, sales agency and advertising agreements;

(iii) agreements with any labor organization or other collective bargaining unit; (iv) agreements for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $1,000 individually (or $5,000 in the aggregate for all such agreements) over its remaining term (including, without limitation, periods covered by any option to renew by either party); (v) agreements for the purchase, sale or lease of any real estate or other Assets; (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plans or agreements; (vii) agreements for the sale of Assets other than in the ordinary course of business or the grant of any preferential rights to purchase Assets;
(viii) agreements which contain provisions requiring the Company to indemnify any person; (ix) joint venture agreements or other agreements involving the sharing of profits; (x) outstanding loans to any persons or entities or receivables due from any stockholders or any affiliates of the Company; (xi) agreements (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company; (xii) agreements, notes and other instruments evidencing indebtedness for borrowed money and grants of Encumbrances on any of the Assets of the Company and (xiii) other agreement which by its terms does not terminate or is not terminable by the Company within thirty (30) days or upon thirty (30) days' (or less) notice. Schedule 3.12 includes a brief description of all oral Contracts of the types described in clauses (i) through (xiii) above.

               (b) All the Contracts are valid and in full force and effect and constitute legal, valid and binding obligations of, and are legally enforceable against, the Company and, to the knowledge of the Company, the other party or respective parties thereto. To the knowledge of the Company, (i) all necessary governmental approvals with respect thereto required to be obtained by the Company have been obtained, (ii) all necessary filings or registrations therefor required to be made by the Company have been made, and (iii) there have been no threatened cancellations thereof and no outstanding disputes thereunder. The Company has in all material respects performed all the obligations thereunder required to be performed by the Company to date. The Company is not and, to the knowledge of the Company, no other party is in default in any material respect under any of the Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. True and complete copies of all Contracts have been delivered to Acquiror or made available for inspection.


        SECTION 3.13. REAL PROPERTY.

               Schedule 3.13 contains a list and brief description of all leasehold interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use by the Company (collectively, the "Real Property"). The Company does not hold any fee simple interest in any real estate. The Real Property described in Schedule 3.13 constitutes all real property interests of the Company.


        SECTION 3.14  INTELLECTUAL PROPERTY.

               (a) The Company owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of the Company.

               (b) Schedule 3.14 lists all (i) registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any Company product.

               (c) To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company, any trade secret material to the Company, or any Intellectual Property right of any third party to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. Except as set forth in Schedule 3.14, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property. Except as set forth in Schedule 3.14, there are no royalties, fees or other payments payable by the Company to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

               (d) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of it obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

               (e) The Company has no patents, registered trademarks, registered service marks or registered copyrights. The Company (i) has not been served with process, and is not aware that any person is intending to serve process on the Company, in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the conduct of the business of the Company infringes any patent, trademark, service mark, copyright, trade secret or other propriety right of any third party; and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

               (f) All officers, employees and consultants of the Company have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of any Intellectual Property arising from services performed for the Company by such persons.

               (g) The Company has, to the extent it deemed necessary and appropriate, obtained or entered into written agreements with third parties in connection with the disclosure to, or use or appropriation by, third parties, of trade secret or proprietary Intellectual Property owned by the Company and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Company Confidential Information"), and does not know of any situation involving such third party use, disclosure or appropriation of Company Confidential Information where the lack of such a written agreement is likely to result in any Company Material Adverse Effect.


        SECTION 3.15. ENVIRONMENTAL MATTERS.

               (a) To the knowledge of the Company, the Company has complied and is in compliance with all Environmental Laws (as defined below). There are no pending or, to the knowledge of the Company, threatened actions, suits, claims, legal proceedings or other proceedings based on, and the Company has not directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other person arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined below) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property; or (iv) any violation of

Environmental Laws at any part of the Real Property or otherwise arising from the Company's activities involving Hazardous Materials.

               (b) As used herein, these terms shall have the following meanings:

                   (i) "Environmental Laws" means all applicable federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                   (ii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.


        SECTION 3.16  ABSENCE OF LITIGATION.

               Except as set forth in Schedule 3.16, there are (a) no claims, actions, suits, investigations, or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its properties or Assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no judgments, decrees, injunctions or orders of any Government Entity or arbitrator outstanding against the Company or any of its properties or Assets.


        SECTION 3.17  POOLING OF INTERESTS.

               Neither the Company nor any of its directors, officers or stockholders has taken any action which would interfere with Acquiror's ability to account for the Merger as a pooling of interests.


        SECTION 3.18. BOOKS AND RECORDS.

               The books of account, stock records, minute books and other records of the Company are true and complete in all material respects, and the matters contained therein are appropriately and accurately reflected in the financial statements to the extent required to be reflected therein.


        SECTION 3.19. TAXES AND ASSESSMENTS.

               The Company has duly and timely paid all Taxes (as defined below) which have become due and payable by it. The Company has not received notice of, nor does the Company have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Government Entity. To the Company's knowledge, there are no audits pending and there are no outstanding agreements or waivers by the Company that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes.


        SECTION 3.20. EMPLOYMENT MATTERS.

               (a) Schedule 3.20 contains a true and complete list of names, positions and annual rates of compensation (including bonuses) of all current directors, officers and employees of the Company, and all workers currently supplied to the Company pursuant to that certain Client Service Agreement dated January 28, 1997, between Ambrose Employer Group, LLC and the Company (such workers, collectively, the "Contract Workers"). With respect to any persons employed by the Company and the Contract Workers, the Company is in compliance with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing.

               (b) There are no collective bargaining agreements applicable to any Company employees and the Company does not have a duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company.

               (c) With respect to the Contract Workers and any persons employed by the Company, (i) the Company has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of the Company, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company before any Government Entity nor, to the knowledge of the Company, does any basis therefor exist.

        SECTION 3.21. EMPLOYEE BENEFIT PLANS.

               (a) Schedule 3.21 sets forth a list of all of the pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, sabbatical, vacation, bonus, loans, medical, dental, vision care, disability, life insurance or other employee programs, arrangements or agreements and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or for which the Company could incur a liability or any entity required to be aggregated with the Company (each, a "Commonly Controlled Entity") pursuant to Section 414 of the Code for the benefit of present and former employees, Contract Workers or directors of the Company or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan".

               (b) Each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or 501 of the Code has been determined by the Internal Revenue Service to be so qualified and to the Company's knowledge, no circumstances exist that could reasonably be expected by the Company to result in the revocation of any such determination. Each of the Benefit Plans is in compliance with their terms and the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to the Company or any Commonly Controlled Entity.

               (c) No ERISA Plan which is a defined benefit pension plan has any "unfunded current liability", as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities", as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. All contributions, premiums and other payments with respect to each ERISA Plan which have become due and payable have been paid.

               (d) No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty

Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Commonly Controlled Entity.

               (e) The Company has made available to Acquiror complete copies, as of the date hereof, of all of the Benefit Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument. The Company has made available to Acquiror complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Benefit Plans that are in the possession of the Company as of the date hereof.

               (f) No claim, lawsuit, arbitration or other action has been threatened or instituted against any Benefit Plan.

               (g) Except as set forth in Schedule 3.21 or as otherwise contemplated by the terms of this Agreement, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, Contract Worker, director or stockholder of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

               (h) The Company does not maintain, contribute to, or in any way provide for any benefits of any kind (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

               (i) Neither the Company nor any Commonly Controlled Entity has (or could incur) any liability under Title IV of ERISA.


        SECTION 3.22. TRANSACTIONS WITH RELATED PARTIES.

               Except as set forth in Schedule 3.22, no present or former officer, director, stockholder or person known by the Company to be an affiliate of the Company, nor any person known by the Company to be an affiliate of any such person, is currently a party to any transaction or agreement with the Company, including any agreement providing for any loans, advances, the employment of, furnishing of services by, rental of their respective Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or affiliate.

        SECTION 3.23. INSURANCE.

               Schedule 3.23 contains a list of all insurance policies of title, property, fire, casualty, liability, life, worker's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Company, true and correct copies of which have been made available to Acquiror. All premiums with respect to such policies covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect. There are no pending claims under any insurance policies and the Company is not aware of any facts which would lead the Company to believe that the Company will likely receive a claim under any insurance policies.


        SECTION 3.24. BROKERS.

               No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


        SECTION 3.25. MINUTE BOOKS.

               The minute books of the Company made available to Acquiror contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.


        SECTION 3.26. DISCLOSURE.

               No representations or warranties by the Company in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Company to Acquiror pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

        SECTION 3.27. PERMITS.

               The Company holds all licenses and permits from Government Entities which are necessary for the conduct of its business, except where the failure to hold any such license or permit would not have a Company Material Adverse Effect.


        SECTION 3.28. REORGANIZATION TREATMENT.

               Neither the Company nor any Stockholder has taken, agreed to take, or intends to take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

               In addition to the representations and warranties made by the Stockholders in Article III hereof, each Stockholder hereby jointly and severally, represents and warrants to Acquiror and Merger Sub as follows:


        SECTION 4.1.  AUTHORITY AND CAPACITY.

               Such Stockholder has full legal right, capacity, power and authority necessary to execute and deliver this Agreement and all other Related Agreements, to perform the obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Acquiror, Merger Sub and the other parties hereto and thereto, constitute legal, valid and binding obligations of such Stockholder, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights generally and by the applications of general principles of equity.


        SECTION 4.2.  ABSENCE OF VIOLATION.

               The execution, delivery and performance by such Stockholder of this Agreement and all other Related Agreements, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws applicable to the Stockholder; or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder's property is bound or affected.


        SECTION 4.3.  RESTRICTIONS AND CONSENTS.

               Such Stockholder's execution and delivery of this Agreement and the Related Agreements does not, and such Stockholder's performance of this Agreement and the Related Agreements will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, administrative agency or commission or Government Entity, except for the filing and recordation of appropriate merger documents as required by the DGCL.


        SECTION 4.4.  TITLE TO CAPITAL STOCK.

               The shares of Company Common Stock reflected on Schedule 3.4 as being owned by such Stockholder are the only shares of voting stock owned beneficially or of record by such Stockholder, and except as set forth in
Schedule 3.4, such Stockholder does not own any other options, warrants or rights to acquire shares of any class of capital stock of the Company. Such Stockholder has the sole power respecting voting and transfer of such Stockholder's shares. The shares of Company Common Stock of such Stockholder are now, and at all times prior to the Effective Time will be, owned as indicated on
Schedule 3.4 by such Stockholder, free and clear of all Encumbrances.


        SECTION 4.5.  NON-REGISTRATION OF SECURITIES; PURCHASE FOR
                      INVESTMENT ONLY.

               (a) The Merger Stock issued to such Stockholder will be acquired for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Stockholder represents that the legal and beneficial interest of the Merger Stock issued to such Stockholder (including the Escrow Stock) will be held for such Stockholder's account only, and neither in whole or in part for any other person. Such Stockholder further represents that such Stockholder has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Merger Stock.

               (b) Such Stockholder understands and acknowledges that the offering of the Merger Stock pursuant to the Merger Agreement is being conducted on the basis of an exemption from registration under the Securities Act and that the

Acquiror's reliance upon such exemption is predicated upon such Stockholder's representations.


        SECTION 4.6. ABILITY OF STOCKHOLDER TO EVALUATE INVESTMENT AND BEAR ECONOMIC RISK.

               Such Stockholder further represents that he: (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Stockholder's prospective investment in the Merger Stock and such Stockholder's liabilities and obligations under this Agreement; (b) has received all of the information he has requested from the Acquiror for deciding whether to accept the Merger Stock; (c) has the ability to bear the economic risks of such Stockholder's prospective investment; (d) is able, without materially impairing his financial condition, to hold the Merger Stock for an indefinite period of time and to suffer complete loss on his investment; and (e) has been given sufficient time and opportunity to seek the advice of counsel regarding such Stockholder's liabilities and obligations hereunder.


        SECTION 4.7.  WAIVER OF DISSENTER'S RIGHTS.

               Such Stockholder, by executing this Agreement, approves the Merger and hereby waives any dissenter's rights to receive payment of the appraisal value of such shares of the Company Common Stock held by them pursuant to Section 262 of the DGCL.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

               Acquiror represents and warrants to the Company as follows:


        SECTION 5.1.  ORGANIZATION AND QUALIFICATION.

               Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the requisite power and authority to own, lease and operate its Assets and properties and to carry on its business as it is now being conducted and to perform the terms of this Agreement and the transaction contemplated hereby. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

        SECTION 5.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.

               Acquiror has heretofore delivered to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Acquiror, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws.


        SECTION 5.3.  CAPITALIZATION.

               The authorized capital stock of Acquiror consists of: (i) twenty million (20,000,000) shares of Acquiror Common Stock, of which eight million nine hundred forty-six thousand eight hundred seventy-one (8,946,871) shares are issued and outstanding; and (ii) five million (5,000,000) shares of preferred stock, par value $.01 per share, of which two million twelve thousand eight hundred sixty-one (2,012,861) shares are issued and outstanding. Except as set forth in Schedule 5.3 there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. There are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Acquiror Common Stock have been, and the shares of Acquiror Common Stock to be issued in the Merger will be, duly authorized and validly issued in accordance with applicable laws and are and will be fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
Schedule 5.3, no shares of capital stock of Acquiror have been reserved for any purpose.


        SECTION 5.4.  AUTHORITY.

               Acquiror has the necessary corporate power and authority to enter into this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitute legal, valid and binding obligations of Acquiror, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


        SECTION 5.5.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement and the Related Agreements by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement and the Related Agreements will not, (i) conflict with or violate the certificate of incorporation, bylaws or other organizational document of Acquiror, (ii) conflict with or violate any Laws applicable to Acquiror or its Assets, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror is bound, or by which any of its Assets is subject.

               (b) The execution and delivery of this Agreement and the Related Agreements by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, administrative agency or commission or Government Entity, except for the filing and recordation of appropriate merger documents as required by the DGCL.


        SECTION 5.6.  ACQUIROR FINANCIAL STATEMENTS; NO LIABILITIES.

               The Acquiror has furnished to the Company (a) the audited balance sheets of the Acquiror as of December 31, 1995, and 1996, and the related audited statements of income and cash flows for the fiscal years then ended (such audited financial statements, including the schedules and notes thereto, collectively, the "Acquiror Audited Financial Statements"); and (b) the unaudited balance sheet of the Acquiror as of December 31, 1997, and the unaudited statements of income and cash flows for the year then ended (such unaudited financial statements, collectively, the "Acquiror Unaudited Financial Statements" and together with the Audited Acquiror Financial Statements, the "Acquiror Financial Statements"). The Acquiror Financial Statements referred to in this Section 5.6, including the related schedules and notes, present fairly the financial condition of the Acquiror as of their respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise noted in the notes thereto and that the Acquiror Unaudited Financial Statements do not contain all required footnotes and are subject to normal recurring year-end adjustments). Except as reflected in the Acquiror Unaudited Financial Statements as of the

Balance Sheet Date, Acquiror has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the ordinary course of business since the Balance Sheet Date, none of which, individually or in the aggregate, would have an Acquiror Material Adverse Effect.


        SECTION 5.7.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

               Since the Balance Sheet Date, there has been no Acquiror Material Adverse Effect and Acquiror has conducted its business in the ordinary course, and Acquiror has not (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (c) incurred loss of, or significant injury to, any of the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty;
(d) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (e) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (f) sold, exchanged, transferred or otherwise disposed of any of its Assets except in the ordinary course of business, or canceled any debts or claims; (g) written down the value of any Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (h) entered into any transactions other than in the ordinary course of business; (i) made any change in any method of accounting or accounting practice; or (j) made any agreement to do any of the foregoing.


        SECTION 5.8.  ABSENCE OF LITIGATION.

               There are (a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror or any of its properties or Assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, or which, if determined adversely against Acquiror or Merger Sub would have an Acquiror Material Adverse Effect, and (b) no judgments, decrees, injunctions or orders of any Government Entity or arbitrator outstanding against Acquiror or any of its properties or Assets which would have an Acquiror Material Adverse Effect. The United States Securities and Exchange Commission (the "Commission") has not issued an order preventing or suspending the right of the Acquiror or any affiliate of the Acquiror from being engaged in any offer or sale of any securities, nor instituted proceedings for that purpose nor to Acquiror's knowledge, are any such proceedings contemplated by the Commission.

        SECTION 5.9.  TAXES AND ASSESSMENTS.

               Except as set forth on Schedule 5.9, Acquiror has duly and timely paid all Taxes which have become due and payable by it. Acquiror has not received notice of, nor does Acquiror have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Government Entity. To Acquiror's knowledge, there are no audits pending and there are no outstanding agreements or waivers by Acquiror that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes.


        SECTION 5.10. PERMITS.

               Acquiror holds all licenses and permits from Government Entities which are necessary for the conduct of its business, except where the failure to hold any such license or permit would not have an Acquiror Material Adverse Effect.


        SECTION 5.11. LABOR.

               (a) Acquiror is in compliance in all material respects with all provisions of ERISA presently applicable to Acquiror; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) of Acquiror for which the Acquiror would have any material liability; Acquiror has not incurred and does not reasonably expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Code; and each "pension plan" for which Acquiror would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to Acquiror's knowledge, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

               (b) No material labor dispute between Acquiror and its employees exists as of the date hereof, and Acquiror is not aware that any material labor dispute with its employees is imminent.


        SECTION 5.12. BROKERS.

               No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

        SECTION 5.13. DISCLOSURE.

               No representations or warranties by Acquiror in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


        SECTION 5.14. REORGANIZATION TREATMENT.

               Neither Acquiror nor the Merger Sub has taken, agreed to take, or intends to take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                  OF MERGER SUB

               Acquiror and Merger Sub jointly and severally represent and warrant to the Company and the Stockholders as follows:


        SECTION 6.1.  ORGANIZATION AND QUALIFICATION.

               Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


        SECTION 6.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.

               Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.


        SECTION 6.3.  AUTHORITY.

               Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


        SECTION 6.4.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Laws applicable to Merger Sub or its Assets, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub is bound, or by which any of its Assets is subject.

               (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity, except for the filing and recordation of appropriate merger documents as required by the DGCL.

                                   ARTICLE VII

                                    COVENANTS


        SECTION 7.1.  AFFIRMATIVE COVENANTS OF THE COMPANY.

               The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable Laws; (b) preserve substantially intact its business organization, maintain its rights and contracts, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) keep its Assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained.


        SECTION 7.2.  NEGATIVE COVENANTS OF THE COMPANY.

               Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date hereof until the Effective Time, the Company shall not do any of the following:

               (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law;

               (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock;

               (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

               (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any

Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

               (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other person (other than the purchase of inventory in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures;

               (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its Assets;

               (g) propose or adopt any amendments to its certificate of incorporation or bylaws;

               (h) (i) change any of its methods of accounting in effect at January 1, 1997, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable years ending December 31, 1996 and 1997, except, in the case of clause (i) or clause (ii), as may be required by law or generally accepted accounting principles, consistently applied;

               (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practices.

               (j) enter into or modify in any material respect any Contract;

               (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article IX not being satisfied; or

               (l) agree in writing or otherwise to do any of the foregoing.


        SECTION 7.3.  NEGATIVE COVENANTS OF THE STOCKHOLDERS.

               Each Stockholder covenants and agrees that such Stockholder will not sell, transfer, pledge, assign or otherwise encumber or dispose of or enter into any contract, option or other agreement with respect to, the sale, transfer, pledge, assignment or other encumbrance or disposition of, any shares of Company Common Stock or any other voting interests in the Company now owned or hereafter acquired beneficially or of record by such Stockholder, except for the conversion of any such shares in accordance with the terms of this Agreement.


                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS


        SECTION 8.1.  CONSENTS AND APPROVALS; FILINGS AND NOTICES.

               The Company shall use reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by the Company in connection with the transactions contemplated hereunder, including all filings with, notices to and consents and approvals from any Government Entities and other persons.


        SECTION 8.2.  ACCESS TO INFORMATION.

               The Company has afforded and shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company and as Acquiror may reasonably request. The Company agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 8.2 shall affect or be deemed to modify any representation or warranty of the Company or the Stockholders contained herein. In the event of the termination of this Agreement, Acquiror shall destroy or deliver to the Company all confidential documents, work papers and other materials, and all copies thereof, obtained by Acquiror from the Company as a result of this

Agreement or in connection herewith, whether obtained before or after the execution and delivery of this Agreement.


        SECTION 8.3.  CONFIDENTIALITY.

               Each of the parties hereto hereby agrees that any and all information or knowledge obtained pursuant to this Agreement, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby shall be subject to the Mutual Non-Disclosure Agreement dated November 5, 1997 (the "Nondisclosure Agreement") and the Letter of Intent dated December 15, 1997 (the "Letter of Intent").


        SECTION 8.4.  FURTHER ACTION; REASONABLE BEST EFFORTS.

               Subject to the terms and conditions herein provided, each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Government Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein.


        SECTION 8.5.  PUBLIC ANNOUNCEMENTS.

               Acquiror and the Company agree that neither will issue any press release or otherwise make any public statements concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party.


        SECTION 8.6.  NO SOLICITATION.

               During the term of this Agreement, neither the Company, any Stockholder nor any of their respective affiliates or any person acting on behalf of such party shall (a) solicit or favorably respond to indications of interest from, or enter into negotiations with, any third party for any proposed merger, consolidation, sale or acquisition of the Company, the Assets or the Company Common Stock or (b) furnish or cause to be furnished any nonpublic information concerning the business to any person other than in the ordinary course of business or pursuant to applicable Laws and after prior written notice to Acquiror.

        SECTION 8.7.  EMPLOYEES.

               (a) The Company shall, subject to the terms and conditions of this Agreement, use its reasonable efforts to encourage the current employees of the Company and Contract Workers to continue their employment and relationship with the Company following the Effective Time.

               (b) Acquiror agrees that, as of the Effective Time, Acquiror shall use reasonable efforts to cause the Surviving Corporation to continue to employ or retain all of the employees and Contract Workers of the Company, it being understood that nothing in this Agreement shall be deemed to create any employment status other than employment at will.


        SECTION 8.8.  POOLING ACCOUNTING.

               Acquiror and the Company shall each use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Acquiror and the Company shall use its reasonable efforts to cause its Affiliates not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Merger as a pooling of interests.


        SECTION 8.9.  ACQUIROR FINANCIAL STATEMENTS AND OTHER
                      INFORMATION

               Commencing with the fiscal quarter ending March 31, 1998 and for each fiscal quarter thereafter for so long as each Stockholder shall own at least 80% of the Acquiror Common Stock issued to him in the Merger, Acquiror shall deliver to such Stockholder an unaudited balance sheet and related statements of operations and cash flows for such quarter. In addition, Acquiror shall use reasonable efforts to keep the Stockholders' Representative informed of the status of Acquiror's initial public offering. The provisions of this
Section 8.9 shall automatically terminate upon the completion of Acquiror's initial public offering.


        SECTION 8.10. STOCKHOLDERS' COVENANT NOT TO COMPETE

               (a) Each Stockholder acknowledges that the business of the Company and Acquiror are conducted throughout the United States, and acknowledges and recognizes the highly competitive nature of the industry in which such business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received by the Stockholders hereunder and their Employment Agreements, and in consideration of and as an inducement to Acquiror to consummate the transactions contemplated hereby, each Stockholder covenants and agrees that during the Noncompete Period (as defined below), such Stockholder shall not, directly or indirectly: (i) engage in, participate in, represent in any way or be connected with, as officer, director, partner, owner, employee, agent, sales representative, distributor, independent contractor, consultant, proprietor, stockholder or otherwise, any Competitive Business (as defined below) in the United States; (ii) solicit (other than on behalf of the Company or Acquiror) business or contracts for any products or services of the type provided, developed or under development by the Company or Acquiror during the Noncompete Period, from or with (A) any person or entity which was a client of the Company or Acquiror for such products or services as of, or within twelve
(12) months prior to the expiration of, the Noncompete Period, or (B) any prospective client which the Company or Acquiror was actively soliciting as of, or within twelve (12) months prior to the expiration of, the Noncompete Period;
(iii) solicit or induce or attempt to solicit or induce any employee of the Company or Acquiror to leave the employ of the Company or Acquiror for any reason whatsoever, or hire any employee or any person who was an employee of the Company or Acquiror within the twelve (12) month period prior to such hiring (provided it shall not be a breach of this Section 8.10 to unknowingly hire any such employee or person if upon notice and evidence of such former employment, such Shareholder or other entity terminates its employment of, and any other business relationship with, such individual); or (iv) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or Acquiror and any third party, including, without limitation, any customer, supplier or employee of the Company or Acquiror.

                   The "Noncompete Period" for each Stockholder shall mean the period from and after the Effective Time until the later to occur of (i) two (2) years after the Effective Time, or (ii) one (1) year after the effective date of termination of such Stockholder's employment or Employment Agreement with the Company or Acquiror. A "Competitive Business" shall mean any business in which the Company or Acquiror is engaged at any time during the Noncompete Period, including without limitation, the business of providing internet-based solutions for business.

               (b) The covenants contained in this Section 8.10 shall be construed as a series of separate and severable covenants which are identical in terms except for geographic coverage. The parties hereto agree that if in any proceeding, the tribunal shall refuse to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be deemed amended to the extent (but only to the extent) required by law. Each party acknowledges that the covenants contained in this Section 8.10 are reasonable and necessary to protect the business and interests of the Company and Acquiror and that any violation of these covenants would cause substantial irreparable injury. Accordingly, each party agrees that a remedy at law for any breach of the foregoing covenants would be inadequate and that the Company and Acquiror, in addition to any other remedies available, shall be entitled to obtain preliminary and permanent injunctive relief to secure specific performance of such covenants and to prevent a breach or contemplated breach of such covenants without the necessity of proving actual damage.

               (c) The obligations of each Stockholder under this Section 8.10 shall survive the Effective Time of the Merger and the termination of such Stockholder's Employment Agreement.


                                   ARTICLE IX

                               CLOSING CONDITIONS


        SECTION 9.1.  CONDITIONS TO OBLIGATIONS OF THE PARTIES.

               The respective obligations of the parties hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following condition, which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the Merger or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by a party hereto.


        SECTION 9.2.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR.

               The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) Representations and Warranties. The representations and warranties of the Company and the Stockholders made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to that effect with respect to the Company's representations and warranties and a certificate signed by each Stockholder to that effect with respect to such Stockholder's representations and warranties.

               (b) Agreements and Covenants. The agreements and covenants of the Company and the Stockholders required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to that effect with respect to the Company's covenants and agreements and a certificate signed by each Stockholder to that effect with respect to such Stockholder's covenants and agreements.

               (c) No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.

               (d) Required Consents. The Company shall have delivered to Acquiror at or before Closing all consents or notices necessary to be obtained or made by the Company in connection with the transactions contemplated by this Agreement.

               (e) Pooling of Interests. Acquiror shall have received reasonable assurances from Price Waterhouse, in form and substance reasonably satisfactory to Acquiror that the Merger will qualify as a "pooling of interests" in accordance with generally accepted accounting principles.

               (f) Escrow Agreement. Acquiror, Merger Sub, the Escrow Agent and the Stockholders' Representative shall have entered into the Escrow Agreement at or before Closing in a form substantially similar to Exhibit A, pursuant to which the Escrow Stock shall have been retained in escrow.

               (g) Legal Opinion. Acquiror shall have received an opinion from Pitney, Hardin, Kipp & Szuch, counsel to the Company, substantially in the form of Exhibit B hereto.

               (h) Employment Agreements. The Employment Agreements shall remain in full force and effect.

               (i) Other Closing Documents. The Company shall have executed and/or delivered to Acquiror such additional documents, certificates, opinions and agreements as Acquiror may reasonably request.

        SECTION 9.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS.

               The obligations of the Company and the Stockholders to effect the Merger and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Effective Time of the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Company and the Stockholders shall each have received a certificate of the chief executive officer of Acquiror to that effect.

               (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company and the Stockholders shall each have received a certificate of the chief executive officer of Acquiror to that effect.

               (c) Legal Opinion. The Stockholders shall each have received (i) an opinion from Acquiror's General Counsel, substantially in the form of Exhibit C-1 hereto, and (ii) an opinion from Hogan & Hartson L.L.P., substantially in the form of Exhibit C-2 hereto.

               (d) No Acquiror Material Adverse Effect. Since the date of this Agreement, no Acquiror Material Adverse Effect shall have occurred and be continuing.


        SECTION 9.4.  WAIVER.

               To the extent any condition precedent set forth in this Article IX has not been satisfied as of the occurrence of the Effective Time, such condition precedent shall be deemed to have been waived by the party which could have required the same; provided, however, that the acceptance by any party hereto of delivery of the certificates required by Sections 9.2(a) and (b) and Sections 9.3(a) and (b) shall not be deemed to waive any rights of such party pursuant to Article XI hereof.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER


        SECTION 10.1. TERMINATION.

               This Agreement may be terminated at any time prior to the Effective Time:

               (a) by mutual written consent of Acquiror and the Company;

               (b) by Acquiror if the Company or any Stockholder shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligations of Acquiror to close specified in Section 9.2 will not be satisfied and such breach has not been promptly cured within thirty (30) days following receipt by the Company of written notice of such breach;

               (c) by either the Company or any Stockholder if Acquiror or Merger Sub shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligation of the Company and the Stockholders to close specified in Section 9.3, will not be satisfied and such breach has not been promptly cured within thirty (30) days following receipt by Acquiror of written notice of such breach;

               (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

               (e) by either Acquiror or the Company if the Effective Time has not occurred on or prior to March 31, 1998 (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose breach of representations, warranties, covenants or agreements contained in this Agreement has been the sole cause of, or resulted in, the failure of the Effective Time to occur by such date or the inability of such condition to be satisfied.

        SECTION 10.2. EFFECT OF TERMINATION.

               If this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the provisions of Sections 3.25, 8.3 and 12.11 shall not be extinguished but shall survive such termination, and nothing herein shall relieve any party from liability for any breach hereof and each party shall be entitled to any remedies at law or in equity for such breach.


        SECTION 10.3. AMENDMENT.

               This Agreement may not be amended except by an instrument in writing signed by the Company, Acquiror, Merger Sub and the Stockholders' Representative.


        SECTION 10.4. WAIVER.

               At any time prior to the Effective Time, one party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of the other party and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                SURVIVAL OF REPRESENTATIONS; ESCROW ARRANGEMENTS;
                                    REMEDIES


        SECTION 11.1. SURVIVAL OF REPRESENTATIONS.

               All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement herein, shall be deemed made on and as of the Effective Time as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall survive for a period of eighteen (18) months after the Effective Time; provided, that the covenants and agreements of the Stockholders contained in Section 8.10 hereof shall survive for the period of time set forth therein. Notwithstanding anything herein to the contrary, any representation, warranty, covenant, agreement or indemnity which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive solely with respect to such claim until the final resolution thereof.


        SECTION 11.2. INDEMNIFICATION BY THE STOCKHOLDERS; ESCROW
                      ARRANGEMENTS.

               Each Stockholder, jointly and severally, hereby agrees to indemnify and hold Acquiror and the Surviving Corporation (collectively, the "Acquiror Indemnified Persons") harmless against all Losses resulting from, imposed upon or incurred by any Acquiror Indemnified Person, directly or indirectly, as a result of (a) any inaccuracy or breach of a representation or warranty of the Company or any Stockholder, or (b) any failure by the Company or any Stockholder to perform or comply with any covenant or agreement contained in this Agreement or in any Related Agreement; provided, however, that except for Losses arising out of a willful or intentional breach of representations, warranties or covenants by the Company or any Stockholder, none of which shall be subject to the following limitation, no Stockholder shall have liability under Section 11.2 unless and until the aggregate amount of claims for Losses asserted under such Section exceeds thirty thousand dollars ($30,000) and then only to the extent of such excess (subject to the other limitations set forth herein). The Escrow Stock shall be available to the Acquiror Indemnified Persons to compensate them for any such Losses pursuant to the terms and conditions of the Escrow Agreement. The Escrow Stock shall in no way be deemed to be a limitation on the recourse available to the Acquiror Indemnified Persons for the indemnification obligations of the Stockholders hereunder; provided, however, in no event shall the aggregate amount of liability of the Stockholders for Losses in excess of the Escrow Stock (except for Losses arising out of a willful or intentional breach of representations, warranties or covenants by the Company or any Stockholder), exceed two hundred fifty-five thousand one hundred ninety-five dollars ($255,195). No Losses shall be deemed to have been paid which might otherwise be subject to indemnification hereunder to the extent of any proceeds Acquiror or the Surviving Corporation receives from any insurance policies owned by any Stockholder or the Company prior to the Effective Time.


        SECTION 11.3. INDEMNIFICATION BY ACQUIROR.

               Acquiror hereby agrees to indemnify and hold the Stockholders harmless against all Losses resulting from, imposed upon or incurred by any Stockholder, directly or indirectly, as a result of (a) any inaccuracy or breach of a representation or warranty of Acquiror or Merger Sub or (b) any failure by Acquiror or Merger Sub to perform or comply with any covenant or agreement contained in this Agreement or in any Related Agreement; provided, however, that except for Losses arising out of a willful or intentional breach of representations, warranties or covenants by Acquiror, none of which shall be subject to the following limitation,

Acquiror shall not have any liability under Section 11.3 except to the extent that the aggregate amount of claims for Losses asserted under such Section exceeds Thirty Thousand Dollars ($30,000) and then only to the extent of such excess (subject to the other limitations set forth herein). No Losses shall be deemed to have been paid which might otherwise be subject to indemnification hereunder to the extent of any proceeds any Stockholder receives from any insurance policies owned by the Company or any Stockholder prior to the Effective Time. The aggregate amount of liability of Acquiror for Losses asserted under this Section 11.3 (except for Losses arising out of a willful or intentional breach of representations, warranties or covenants by Acquiror), shall not exceed five hundred ten thousand three hundred ninety dollars ($510,390).


        SECTION 11.4. THIRD PARTY CLAIMS.

               The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Article XI, resulting from any Third Party Claim shall be subject to the following terms and conditions:

               (a) The party seeking indemnification (the "Indemnified Party") must give the other party (the "Indemnifying Party"), notice of any Third Party Claim which is asserted against, resulting to, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article XI, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent (i) that the Indemnifying Party shall have suffered actual material damage by reason of such failure, or (ii) such failure or delay materially adversely affects the ability of the Indemnifying Party to defend, settle or compromise such Third Party Claim.

               (b) Subject to Section 11.4(c) below, if the Indemnifying Party assumes responsibility for Losses arising out of such Third Party Claim, then the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

               (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, or (iv) there is a reasonable probability that the amount of Losses asserted under such Third Party Claim may exceed the Indemnifying Party's obligations under this Article XI, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 11.4(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

               (d) Anything in this Section 11.4 to the contrary notwithstanding, (i) neither Party shall, without the other party's written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance satisfactory to the Indemnified Party; (ii) in the event that a party hereto undertakes defense of such Third Party Claim in accordance with this Section 11.4, the other parties, by counsel or other representative of their own choosing and at their sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and (iii) the party that undertakes the defense of such Third Party Claim in accordance with this Section 11.4, shall have an obligation to keep the other parties informed of the status of the defense of such Third Party Claim and furnish the other parties with all documents, instruments and information that the other parties shall reasonably request in connection therewith.

               (e) Any claim for indemnification under this Article XI must be made (i) on or prior to the Claims Deadline (as defined in the Escrow Agreement) for any claims against the Escrow Stock, and (ii) on or prior to eighteen (18) months after the Effective Time otherwise.


        SECTION 11.5. REMEDIES CUMULATIVE

               Subject to the limitations and qualifications set forth in this
Article XI, the remedies provided herein shall be cumulative and shall not preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

                                   ARTICLE XII

                               GENERAL PROVISIONS


        SECTION 12.1. NOTICES.

               All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

               (a)    If to Acquiror:

                      Proxicom, Inc.
                      11600 Sunrise Valley Drive
                      Reston, Virginia  20191
                      Telecopy: (703) 262-3201
                      Attention:    Christopher Capuano, Esq.,
                                    General Counsel

                      With a copy (which shall not constitute notice) to:

                      Hogan & Hartson L.L.P.
                      555 Thirteenth Street, N.W.
                      Washington, D.C.  20004
                      Telecopier No.: (202) 637-5910
                      Attention:    David B.H. Martin, Jr.

               (b)    If to the Company:

                      Square Earth, Inc.
                      55 Broad Street, 17th Floor
                      New York, New York  10004
                      Telecopier No.: (212) 269-1386
                      Attention:    Bradley Galle
                                    Chief Executive Officer

                      With a copy (which shall not constitute notice) to:

                      Pitney, Hardin, Kipp & Szuch
                      P.O. Box 1945

                      Morristown, New Jersey  07962
                      Telecopier No.: (973) 966-1550
                      Attention:    Michael J. Dunne

               (c)    If to the Stockholders:

                      Bradley Galle
                      c/o Square Earth, Inc.
                      55 Broad Street, 17th Floor
                      New York, New York  10004
                      Telecopier No.: (212) 269-1386

                      David Uyttendaele
                      c/o Square Earth, Inc.
                      55 Broad Street, 17th Floor
                      New York, New York  10004
                      Telecopier No.: (212) 269-1386

                      Jeffrey Stewart
                      c/o Square Earth, Inc.
                      55 Broad Street, 17th Floor
                      New York, New York  10004
                      Telecopier No.: (212) 269-1386

               Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


        SECTION 12.2. CERTAIN DEFINITIONS.

           For purposes of this Agreement, the term:

               (a) "Acquiror Material Adverse Effect" means any material adverse effect on the Assets or the business, financial condition or results of operations of Acquiror.

               (b) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

               (c) "Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of an entity.

               (d) "business day" shall mean any day other than a day on which banks in the Commonwealth of Virginia are authorized or obligated to be closed.

               (e) "Company Material Adverse Effect" means any material adverse effect on the Assets or the business, financial condition or results of operations of the Company.

               (f) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

               (g) "Encumbrances" means mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, restrictions, charges, contract rights, claims or equity of any kind.

               (h) "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

               (i) "Laws" means all foreign, federal, state and local laws, statutes, regulations and rules applicable to the specified person or entity, and all resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities.

               (j) "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

               (k) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended).

               (l) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

               (m) "Taxes" shall mean all federal, state, local and foreign taxes (including income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration, fees, withholdings or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

               (n) "Third Party Claim" means any claim or other assertion of liability by any third party.


        SECTION 12.3. HEADINGS.

               The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


        SECTION 12.4. SEVERABILITY.

               If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


        SECTION 12.5. ENTIRE AGREEMENT.

               This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto), together with the Related Agreements, the Nondisclosure Agreement and the Letter of Intent constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.


        SECTION 12.6. SPECIFIC PERFORMANCE.

               The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.


        SECTION 12.7. ASSIGNMENT.

               Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Acquiror and Merger Sub shall have the right to assign this Agreement without the prior written consent of the Company to a direct or indirect subsidiary of Acquiror, but no such assignment shall relieve Acquiror or Merger Sub, as the case may be, of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


        SECTION 12.8. THIRD PARTY BENEFICIARIES.

               This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.


        SECTION 12.9. GOVERNING LAW.

               This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law, except that, to the extent applicable, the laws of the State of Delaware shall govern the effectiveness and effect of the Merger.

        SECTION 12.10.COUNTERPARTS.

               This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


        SECTION 12.11.FEES AND EXPENSES.

               Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

               IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.

                                        PROXICOM, INC.



                                        By:    /s/ Raul J. Fernandez
                                           -------------------------------
                                        Name:   Raul J. Fernandez
                                             -----------------------------
                                        Title:  President and CEO
                                              ----------------------------


                                        PROXICOM ACQUISITION CORP.



                                        By:    /s/ Kenneth J. Tarpey
                                           -------------------------------
                                        Name:   Kenneth J. Tarpey
                                             -----------------------------
                                        Title:  President
                                              ----------------------------


                                        SQUARE EARTH, INC.



                                        By:    /s/ Bradley C. Galle
                                           -------------------------------
                                        Name:   Bradley C. Galle
                                             -----------------------------
                                        Title:  President
                                              ----------------------------


                                        STOCKHOLDERS


                                        /s/ Bradley C. Galle
                                        ----------------------------------
                                        Bradley Galle


                                        /s/ David Uyttendaele
                                        ----------------------------------
                                        David Uyttendaele


                                        /s/ Jeffrey Stewart
                                        ----------------------------------
                                        Jeffrey Stewart